Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 19, 2024, is entered into by and between Fate Therapeutics, Inc., a Delaware corporation (the “Company”), and the buyers listed on the Schedule of Buyers attached hereto as Exhibit A, as may be updated in accordance with Section 10(g) (individually, together with its permitted designees and assigns, the “Buyer” and collectively, the “Buyers”). Capitalized terms used herein are defined in-line or in Section 8 hereof.

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to each Buyer, severally and not jointly, and each Buyer wishes to buy from the Company, pre-funded warrants to purchase shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at an aggregate purchase price of $19,996,365.64, with the amount to be purchased by each Buyer as set forth opposite such Buyer’s name on the Schedule of Buyers attached hereto as Exhibit A. The pre-funded warrants to be purchased hereunder shall be in the form attached hereto as Exhibit B and are referred to herein as the “Pre-Funded Warrants.” The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are referred to herein as the “Warrant Shares” and together with the Pre-Funded Warrants, as the “Securities”.

WHEREAS, on or about March 19, 2024, the Company intends to enter into an Underwriting Agreement with BofA Securities, Inc., Jefferies LLC and Leerink Partners LLC, as representatives of the several underwriters (the “Underwriting Agreement”), pursuant to which the Company will offer and sell shares of its Common Stock in an underwritten public offering (the “Public Offering”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-275402).

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE OF PRE-FUNDED WARRANTS.

Subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to the Buyers, and the Buyers or their designees or assignees have agreed to purchase from the Company, the Pre-Funded Warrants as follows:

(a) Purchase. On the date each of the conditions set forth in Sections 6 and 7 below is satisfied, each Buyer shall purchase from the Company an aggregate number of Pre-Funded Warrants set forth opposite such Buyer’s name on the Schedule of Buyers attached hereto as Exhibit A at a price per Pre-Funded Warrant equal to $5.499 (the total purchase price for the Pre-Funded Warrants purchased by a respective Buyer, the “Purchase Price”). On or prior to the Closing Date, each Buyer will pay its Purchase Price via wire transfer in accordance with wire instructions provided by the Company to the Buyers prior to the Closing Date. Each Buyer shall severally, and not jointly, be liable for only the purchase of Pre-Funded Warrants calculated in accordance with this Section 1(a) and not for the purchase of Pre-Funded Warrants so calculated for any other Buyer. On or before the Closing Date, the Company will deliver or cause to be delivered to each Buyer the Pre-Funded Warrant purchased by such Buyer, registered in such Buyer’s name. Such delivery shall be against payment of the purchase price therefor by such Buyer by wire transfer of immediately available funds to the Company in accordance with the Company’s written wire instructions. Upon issuance and payment therefor as provided herein, such Pre-Funded Warrants shall be validly issued, fully paid and non-assessable. The date of the Buyers’ purchase of the Pre-Funded Warrants is referred to as the “Closing Date.”

(b) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Pre-Funded Warrants to the Buyers made under this Agreement.

(c) Delivery. The Pre-Funded Warrants shall be delivered to the Buyers in definitive form, registered in such names and in such denominations as the Buyers shall request in writing not later than the Closing Date.

2. BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company that:

(a) Investment Purpose. The Buyer is entering into this Agreement and acquiring the Pre-Funded Warrants and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, by making the representations herein, the Buyer does not agree to hold any of the Pre-Funded Warrants or the Warrant Shares for any minimum or other specific term.

(b) Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(d) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(e) Organization. The Buyer is organized, validly existing and in good standing or equivalent under the laws of the jurisdiction set forth opposite its name on the Schedule of Buyers attached hereto as Exhibit A and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

(f) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereby and thereby do not conflict with the Buyer’s certificate of organization, operating agreement or similar documents, and do not require further consent or authorization by the Buyer, its partners, shareholders, managers or its members.

(g) No “Bad Actor” Disqualification Events. Neither (i) the Buyer, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Buyer is subject to any Disqualification Event (as defined in Section 3(b)(ii)), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing to the Company.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Representations and Warranties in Underwriting Agreement. The Company hereby represents and warrants to and agrees with the Buyers to all the same representations and warranties contained in Section 1 of the Underwriting Agreement mutatis mutandis to the same extent as if such representations and warranties were set forth herein for the benefit of the Buyers instead of the underwriters party to the Underwriting Agreement (except that references to the Underwriting Agreement therein shall be references to this Agreement and references to the “Pre-Funded Warrants” and the “Warrant Shares” thereunder shall be references to the Pre-Funded Warrants and the Warrant Shares as defined herein, respectively).

(b) Additional Representations and Warranties. The Company further represents and warrants to the Buyer as follows:

(i) neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities. The Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated hereby, to the registration provisions of the Securities Act;

(ii) no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) under the Securities Act is applicable;

(iii) the Company is not a U.S. business that (i) produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies”; (ii) performs the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure”; or (iii) to the Company’s knowledge, maintains or collects, directly or indirectly, “sensitive personal data” of U.S. citizens, in each case as such terms in quotation marks are defined in the Defense Production Act of 1950, as amended, including all implementing regulations thereof; and

(iv) assuming the accuracy of the Buyers’ representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Nasdaq Global Market. The Company has offered the Securities for sale only to the Buyers.

4. REGISTRATION RIGHTS.

4.1 Definitions. For the purpose of this Section 4:

(a) the term “Resale Registration Statement” shall mean any registration statement required to be filed by Section 4.2 below, including the Mandatory Registration Statement and any Additional Registration Statement (as such terms are defined below), and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and

(b) the term “Registrable Shares” means the (i) Warrant Shares, and (ii) any other shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for, or in replacement of the Warrant Shares; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the

Securities Act or otherwise, is removed by the Company, (iii) such security is eligible to be sold pursuant to Rule 144 without condition or restriction, including without any limitation as to volume of sales, and without the Buyer complying with any method of sale requirements or notice requirements under Rule 144 or (iv) such security shall cease to be outstanding following its issuance.

4.2 Registration Procedures and Expenses. The Company shall:

(a) use commercially reasonable efforts to file a Resale Registration Statement (the “Mandatory Registration Statement”) with the SEC on or before the date thirty (30) days following the Closing Date (the “Filing Date”) to register all of the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under SEC Rule 415), and to provide each Buyer with a copy of such draft Mandatory Registration Statement for review not less than two (2) business days before filing and to reflect in the Mandatory Registration Statement filed with the SEC such comments regarding the Buyers and the plan of distribution as the Buyers may reasonably and promptly propose no later than two (2) business days after the Buyers have been so furnished with a copy of such draft Mandatory Registration Statement;

(b) use its commercially reasonable efforts to cause such Mandatory Registration Statement to be declared effective within the earlier of (i) thirty (30) days following the Filing Date (or, in the event the Staff reviews and has written comments to the Mandatory Registration Statement, within one hundred and twenty (120) days following the Closing Date) and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Mandatory Registration Statement will not be “reviewed” or will not be subject to further comments from the Staff (the earlier of the foregoing or the applicable date set forth in Section 4.2(h), the “Effectiveness Deadline”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of such Mandatory Registration Statement;

(c) notwithstanding anything contained in this Agreement to the contrary, in the event that the SEC limits the amount of Registrable Shares or otherwise requires a reduction in the number of Registrable Shares that may be included and sold by the Buyers in the Mandatory Registration Statement (in each case, subject to Section 4.3), then the Company shall prepare and file (i) within ten (10) business days of the first date or time that such excluded Registrable Shares may then be included in a Resale Registration Statement if the SEC shall have notified the Company that certain Registrable Shares were not eligible for inclusion in the Resale Registration Statement or (ii) in all other cases, within twenty (20) days following the date that the Company becomes aware that such additional Resale Registration Statement is required (the “Additional Filing Date”), a Resale Registration Statement (any such Resale Registration Statement registering such excluded Registrable Shares, an “Additional Registration Statement”) to register any Registrable Shares that have been excluded (or, if applicable, the maximum number of such excluded Registrable Shares that the Company is permitted to register for resale on such Additional Registration Statement consistent with SEC guidance), if any, from being registered on the Mandatory Registration Statement;

(d) use its commercially reasonable efforts to cause any such Additional Registration Statement to be declared effective as promptly as practicable following the Additional Filing Date, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of any such Additional Registration Statement;

(e) prepare and file with the SEC such amendments and supplements to such Resale Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 4.6 below, subject to the Company’s right to suspend pursuant to Section 4.5;

(f) furnish to the Buyers such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Buyers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Buyers;

(g) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Buyers and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Resale Registration Statements; provided, however, that the Company shall not be required in connection with this Section 4.2(g) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(h) upon notification by the SEC that the Resale Registration Statement will not be reviewed or is not subject to further review by the SEC, the Company shall within three (3) business days following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two (2) business days later);

(i) upon notification by the SEC that the Resale Registration Statement has been declared effective by the SEC, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

(j) advise the Buyers promptly:

(i) of the effectiveness of the Resale Registration Statement or any post-effective amendments thereto;

(ii) of any request by the SEC for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(iv) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

(k) cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

(l) bear all expenses in connection with the procedures in paragraphs (a) through (k) of this Section 4.2 and the registration of the Registrable Shares on such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

4.3 Rule 415; Cutback.

(a) If at any time the staff of the SEC (“Staff”) takes the position that the offering of some or all of the Registrable Shares in a Resale Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Buyer to be named as an “underwriter,” the Company shall (in consultation with legal counsel to the lead Buyer) use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Resale Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Buyers is an “underwriter;” provided, that if the SEC or another regulatory agency requests that a Buyer be identified as a statutory underwriter in the Resale Registration Statement, Buyer will have the opportunity to withdraw from the Resale Registration Statement upon its prompt written request to the Company. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 4.3, the Staff refuses to alter its position, the Company shall (i) remove from the Resale Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Buyer as an “underwriter” in such Registration Statement without the prior written consent of such Buyer. Any cutback imposed on the Buyers pursuant to this Section 4.3 shall be allocated among the Buyers on a pro rata basis, unless the SEC Restrictions otherwise require or provide. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 4 shall again be applicable to such Cut Back Shares; provided, however, that (x) the Filing Deadline for the Resale Registration Statement including such Cut Back Shares shall be ten (10) business days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Shares shall be the ninetieth (90th) day immediately after the Restriction Termination Date or the one hundred and twentieth (120th) day if the Staff reviews such Resale Registration Statement (but in any event no later than three (3) business days from the Staff indicating it has no further comments on such Resale Registration Statement).

4.4 Indemnification.

(a) The Company agrees to indemnify and hold harmless the Buyers, and the partners, members, officers and directors of the Buyers and each person, if any, who controls the Buyers within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, obligations, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of this Agreement or any other transaction document by the Company or any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Resale Registration Statement and the Company will, as incurred, reimburse the Buyers, and their partners, members, officers, directors, agents or controlling persons for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, obligation, damage or liability (collectively, “Loss”) arises out of, or is based upon an untrue statement or omission or alleged untrue statement or omission made in such Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Buyers, or their partners, members, officers, directors or controlling persons specifically for use in preparation of the Resale Registration Statement; provided further, however, that the Company shall not be liable to the Buyers (or any partner, member, officer, director or controlling person of the Buyers) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) any Buyer failed to send or deliver a copy of the final prospectus with or prior to, or any Buyer failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by a Buyer to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the SEC, in accordance with Rule 172 of the Securities Act, any Buyer thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or a Buyer fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by a Buyer to the person asserting the claim from which such Loss resulted or (iii) a Buyer sold Registrable Shares in violation of such Buyers’ covenant contained in Section 3.2 of this Agreement.

(b) The Buyers agree, severally and not jointly, to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Resale Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Buyers specifically for use in preparation of the Resale Registration Statement, and the Buyers, severally and not jointly, will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 4.4(b) be greater in amount than the dollar amount of the proceeds received by the Buyers upon the sale of such Registrable Shares included in the Resale Registration Statement giving rise to such indemnification obligations.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof (including investigating, defending or preparing to defend any such action, proceeding or claim); provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(d) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(e) If the indemnification provided for in this Section 4.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.

4.5 Prospectus Suspension. Each Buyer acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Buyer hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Buyers notice of the suspension of the use of said prospectus and ending at the time the Company gives the Buyers notice that the Buyers may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed thirty (30) days in any twelve (12) month period and that, in the good faith judgment of the Company’s board of directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its stockholders.

4.6 Termination of Obligations. The obligations of the Company pursuant to Section 4.2 hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (a) such time such Registrable Shares have been resold, or (b) such time as such Registrable Shares no longer remain Registrable Shares pursuant to Section 4.1(b) hereof.

4.7 Reporting Requirements.

(a) With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Warrant Shares to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) so long as a Buyer owns Registrable Shares, to furnish to such Buyer upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to SEC Form S-3, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (C) such other information as may be reasonably requested to permit the Buyer to sell such securities pursuant to Rule 144.

4.8 Blue Sky. The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Registrable Shares.

5. TRANSFER RESTRICTIONS.

(a) Compliance with Laws. Notwithstanding any other provision of this Section 5, each Buyer covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the applicable Buyer provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), the Company may require such Buyer to provide to the Company an opinion of counsel selected by such Buyer and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Legends. Any certificates or book entry notations evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 5(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. THIS SECURITY IS SUBJECT TO THE TRANSFER RESTRICTION SET FORTH HEREIN AND IN THE SECURITIES PURCHASE AGREEMENT, DATED MARCH 19, 2024.

(c) Removal of Legends. The legend set forth in Section 5(b) above shall be removed and the Company shall issue a certificate (or book entry notation, as applicable) without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) the Company receives appropriate notice from a Buyer stating that the applicable Securities have been sold pursuant to an effective Resale Registration Statement, (ii) such Securities are sold or transferred pursuant to Rule 144, or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Certificates (or book entry notations) for the Securities subject to legend removal hereunder may be transmitted by the Company’s transfer agent to such Buyer by crediting the DTC account of such Buyer’s broker or other DTC participant as directed by such Buyer.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL PRE-FUNDED WARRANTS UNDER THIS AGREEMENT.

The obligation of the Company hereunder to sell the Pre-Funded Warrants is subject to the satisfaction of each of the following conditions on or before the Closing Date:

(a) The Buyers shall have executed this Agreement and delivered the same to the Company;

(b) The representations and warranties of the Buyers in this Agreement shall be true and correct as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date), and the Buyers shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Closing Date; and

(c) The Company shall have issued and sold the shares in the Public Offering as contemplated by the Underwriting Agreement.

7. CONDITIONS TO THE BUYERS’ OBLIGATIONS TO PURCHASE PRE-FUNDED WARRANTS.

The obligation of each Buyer to buy Pre-Funded Warrants under this Agreement is subject to the satisfaction of each of the following conditions on or before the Closing Date:

(a) The Company shall have executed this Agreement and delivered the same to the Buyer;

(b) The Company shall have issued and sold the shares in the Public Offering as contemplated by the Underwriting Agreement;

(c) The Company shall have delivered to the Buyers opinions of counsel to Company by the same counsel as set forth in Sections 5(b) and 5(c) of the Underwriting Agreement, in each case in form and substance reasonably satisfactory to the Buyers obligated to purchase at least a majority of the Warrant Shares; and

(d) The Company shall have delivered to the Buyers an officer’s certificate covering the subject matter contemplated by Section 5(e) of the Underwriting Agreement in form and substance reasonably satisfactory to the Buyers obligated to purchase at least a majority of the Warrant Shares.

8. CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(d) “SEC” means the United States Securities and Exchange Commission.

(e) “Securities Act” means the Securities Act of 1933, as amended.

9. CERTAIN COVENANTS.

(a) Reserved.

(b) Common Stock Reservation. The Company shall, at all times while any Pre-Funded Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, the number of shares of Common Stock sufficient to enable the full exercise of the then outstanding Pre-Funded Warrants.

(c) Disclosure of Transactions and Other Material Information. Within four (4) business days of the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching the Agreement as an exhibit to such filing.

(d) Publicity. The Company shall afford the Buyers and their counsel with the opportunity to review and comment upon the form and substance of, and shall give reasonable consideration to all such comments from the Buyers or their counsel on, the portion(s) of any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Buyers or their purchases hereunder, except if such disclosure is required by law, in which case the Company shall promptly provide the Buyers with notice of such disclosure and reasonably cooperate with the Buyers regarding such disclosure. Notwithstanding anything to the contrary contained herein, the Company shall not be required to provide the Buyers with advance notice of any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Buyers, their purchases hereunder or any aspect of the Pre-Funded Warrants to the extent the disclosure is materially consistent with disclosure previously reviewed by the Buyers.

(e) Lock-Up Agreement. In addition to obtaining the prior written consent of the Representatives, during the Lock-Up Period (as defined in the form of Lock-up Agreement attached as Exhibit B to the Underwriting Agreement), the Company will not take any actions specified in Section 3(i) of the Underwriting Agreement or otherwise amend, waive or modify Section 3(i) of the Underwriting Agreement without the prior written consent of the Buyers obligated to purchase at least a majority of the Warrant Shares issued or issuable upon the exercise of the Pre-Funded Warrants.

10. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, for the adjudication of any dispute hereunder or in connection herewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any of the Buyers makes any representation, warranty, covenant or undertaking with respect to such matters. Each of the Company and each of the Buyers acknowledge and agree that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iii) one (1) business day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Fate Therapeutics, Inc. 11278 Scripps Summit Drive
San Diego, California 92131
Attention: Secretary
Email: Cindy.tahl@fatetherapeutics.com

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP
Three Embarcadero Center, 28th Floor
San Francisco, California 94111
Attention: Maggie Wong
Email: MWong@goodwinlaw.com

If to any of the Buyers, to the address set forth opposite such Buyer’s name on Exhibit A hereto:

With a copy to (which shall not constitute delivery to the Buyers):

Paul Hastings LLP 1117 S. California Avenue
Palo Alto, CA 94304-1106
Telephone: (650) 320-1838
Attention: Samantha Eldredge
Email: Samanthaeldredge@paulhastings.com

or at such other address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) business day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of: (a) the Buyers or their designees or assignees that hold at least a majority of the Warrant Shares issued or issuable upon the exercise of the Pre-Funded Warrants, and (b) Redmile Group, LLC, but only to the extent that the Buyers or their designees or assignees that hold at least a majority of the Warrant Shares issued or issuable upon the exercise of the Pre-Funded Warrants are not funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed a succession or assignment. Any Buyer may assign, delegate or otherwise transfer all or any portion of its rights or obligations under this Agreement to one or more funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates without the prior consent of the Company; provided, however, that that if any assignment by a Buyer pursuant to the foregoing shall occur, the transferee, designee or assignee shall automatically become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and deliver to the Company a certificate containing representations and warranties substantially similar to the representations and warranties in Section 2 hereof, and such shall be deemed a “Buyer” and a party hereunder and the Schedule of Buyers attached hereto as Exhibit A shall be updated to reflect the information with respect to such transferee, designee or assignee.

(h) No Third-Party Beneficiaries. Except as expressly set forth in Section 2(g), this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) Survival. The representations, warranties, agreements and covenants contained herein shall survive the closing of the transactions contemplated hereby and the delivery of the Pre-Funded Warrants.

(k) Termination. In the event that the Closing Date shall not have occurred within twenty (20) business days of the date of this Agreement, due to the failure to satisfy any of the conditions set forth in Sections 6 and 7 above, either party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of either party to any other party; provided, however, that the right to terminate this Agreement under this Section 10(k) shall not be available to either party if such failure to satisfy any of the conditions set forth in Sections 5 and 6 is the result of a breach of this Agreement by such party or the failure of any representation or warranty of such party included in this Agreement to be true and correct in all material respects. Any termination of this Agreement pursuant to this Section 10(k) shall be effected by written notice from the Company to the Buyers, or the Buyers or Redmile Group, LLC to the Company, as the case may be, setting forth the basis for the termination hereof. This Section 9 shall survive any termination of this Agreement.

(l) No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Buyers that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each of the Buyers represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by such party relating to or arising out of the transactions contemplated hereby. Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended other than by a written instrument signed by the Company and the Buyers obligated to purchase at least a majority of the Warrant Shares issued or issuable upon the exercise of the Pre-Funded Warrants. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

* * * * *

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

FATE THERAPEUTICS, INC.

By:	/s/ J. Scott Wolchko
Name:	J. Scott Wolchko
Title:	President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

RedCo II Master Fund, L.P.

By:	RedCo II (GP), LLC, its general partner

By:	/s/ Joshua Garcia
Name:	Joshua Garcia
Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

SCHEDULE OF BUYERS

Name	Address for Notices	Purchase Price	Number of Pre-Funded Warrants
RedCo II Master Fund, L.P.	c/o Redmile Group, LLC One Letterman Drive, Suite D3-300 San Francisco, CA 94129	$19,996,365.64	3,636,364
TOTAL		$19,996,365.64	3,636,364

EXHIBIT B

FORM OF WARRANT